UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2004

ICT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-20807 (Commission File Number)	23-2458937 (I.R.S. Employer Identification No.)

100 Brandywine Boulevard
Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 685-5000

Explanatory Note: This amendment to the Form 8-K is being filed solely to provide additional information regarding certain non-GAAP financial measures included in the press release previously furnished in the Form 8-K as initially furnished.

Item 12.    Results of Operations and Financial Condition.

On April 22, 2004, ICT Group, Inc. (the “Company”) issued a press release announcing certain financial results for the quarter ended March 31, 2004. A copy of the press release was furnished as Exhibit 99.1 to the Form 8-K as initially furnished.

The press release includes a comparison of profitability (i.e., net income) in the first quarter of 2004 and 2003, exclusive of charges relating to on-going class action litigation; forecasted net income per share for the second quarter of 2004 and the full-year 2004, also adjusted to exclude such litigation charges; forecasted full-year 2004 operating profitability (i.e., operating income), also adjusted to exclude such litigation charges; and a reconciliation of net income (loss) to adjusted net income to eliminate the effects of charges relating to on-going class action litigation for the three month periods ended March 31, 2004 and 2003. Management of the Company believes that the adjustment of operating income and net income to eliminate the effect of charges relating to on-going class action litigation is useful to investors because it enables them to better assess the performance of the Company’s core operations, exclusive of the impact of litigation that is not reflective of the Company’s day-to-day operations. In addition, management focuses on such adjusted measures for planning purposes.

The information in this amendment to the Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

Date: April 22, 2004	By:	/s/ John J. Brennan
John J. Brennan
President and Chief Executive Officer